UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 30, 2012

(Date of Earliest Event Reported)

BEESFREE, INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-53212 (Commission File Number)	92-0189305 (I.R.S. Employer Identification No.)

2101 Vista Parkway, Suite 122

West Palm Beach, Florida 33411

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 939-4860

____________________________________

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 4, 2012, the Company announced the expansion of the Company’s Board of Directors, effective August 30, 2012, from three to four members and the appointment of Paolo Denesi as a director to fill the vacancy on the Company’s Board of Directors created by such expansion. There are no arrangements or understandings between Mr. Denesi and any other person pursuant to which Mr. Denesi was selected as a director. There are no family relationships between the Company and Mr. Denesi and the Company does not currently have any committees of the Board.

Since July 2009, Mr. Denesi has served as Vice President - Sales at Burmeister and Wain Energy A/S (BWE), Denmark. BWE is a worldwide technology leader for design of large ultrasupercritical boilers for coal, oil, gas and biomass, where he is responsible for sales, marketing and business development activities on a worldwide basis. From February 2006 until June 2009, Mr. Denesi served as Director of Sales and Proposal of Fata Hunter, a Division of Fata S.p.A. He received a degree in chemical engineering from the University of Rome - “La Sapienza” in July 1998.

In consideration for his services on the Board of Directors, Mr. Denesi will receive the following compensation:

•	$1,500 per calendar quarter, pro rated for the existing quarter.
•	Four-year options to purchase 50,000 shares of the Company’s common stock with an exercise price equal to the closing price on the date of grant, 25,000 of which vested immediately upon the date of grant and 25,000 of which vest twelve months from the date of grant.
•	Annual grants of options to purchase 25,000 shares of the Company’s common stock on each one year anniversary of Mr. Denesi’s appointment to the Board of Directors for as long as Mr. Denesi serves as a member of the Board of Directors. Such options vest twelve months from the date of grant, at an exercise price equal to the closing price on the date of grant. Such options shall be for a term of four years from the date of vesting.

Item 7.01     Regulation FD Disclosure

On September 4, 2012, the Company issued a press release announcing the appointment of Mr. Denesi to the Board of Directors.  A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01    Financial Statements and Exhibits:

(a)           Financial Statements - Not Applicable
(b)           Pro-Forma Financial Information - Not Applicable
(c)           Shell Company Transactions - Not Applicable
(d)           Exhibits:

99.1       Press Release dated September 4, 2012

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEESFREE, INC.
By:	./s/ David W. Todhunter
David W. Todhunter
Interim President and Chief Executive Officer

Dated: September 4, 2012